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EXHIBIT 11.1


CALCULATION OF EARNINGS PER SHARE

YEAR ENDED DECEMBER 31, 2000


Shares Outstanding December 31, 1999                            8,609,574
March 31, 2000                                                    429,764
May 23, 2000                                                      220,000
June 12, 2000                                                      65,156
June 30, 2000                                                     131,250
November 8, 2000                                                   99,640
November 13, 2000                                                  20,379
                                                                ---------

Total shares outstanding December 31, 2000                      9,575,763
                                                                =========

Weighted average shares outstanding                             9,186,410

Net loss for the year ended December 31, 2000                   ($49,204)

Net loss per share, primary and fully diluted                   ($  5.26)



YEAR ENDED DECEMBER 31, 1999


Shares Outstanding December 31, 1998                            3,147,186
January 31, 1999                                                  272,000
May 12, 1999                                                    2,900,000
May 17, 1999                                                      571,250
August 18, 1999                                                   200,046
September 30, 1999                                                228,462
December 14,1999                                                  271,903
December 15, 1999                                                 298,727
December 29, 1999                                                 720,000
                                                               ----------

Total shares outstanding December 31, 1999                      8,609,574
                                                                =========

Weighted average shares outstanding                             5,765,432

Net loss for the year ended December 31, 1999                ($4,055,000)

Net loss per share, primary and fully diluted                ($     0.70)